EXHIBIT 10.21


                  TECHNOLOGY ACQUISITION AND DEVELOPMENT AGREEMENT

                  AGREEMENT dated as of the 22 day of February 2000, by and between Eurotech, Ltd. a Washington DC Corporation with offices located at 1216 16th street NW Washington DC 20036 (The "Company") and Mr. a developer, who resides at (the "Developer").

                               W I T N E S E T H:

                  WHEREAS, the Developer has elaborated a concept of "Absolutely Secret Communication over insecure Channels" (the "Product") as described in Exhibit A. and the Developer desires to continue the development and bring it to the marketing stage and ultimately to introduce the product to the market

                  WHEREAS, COMPANY being a technology transfer firm is willing to form a start-up company, fund the rest of the development and introduce the Product to the market and ultimately upon the success of the development to license, sell, or otherwise turn the Product into a profitable business including the possibility of taking the formed start-up public,

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the benefits of the business development and operations herein provided, the COMPANY and the Developer agree as follows:

                  1 . The Company will form and fund a Corporation provisionally fro the purpose of this Agreement named CryptoCom, Inc. solely to address the business of this Agreement.

                  2. The Company requests and the Developer agrees to dedicate all the time needed for the successful development of the Product. The Developer will relocate to Washington DC for the time needed for such development and will work out of the offices of the Company.

                  3. The Company agrees to pay the Developer the salary of $6,000/month plus usual Company benefits for the period of one year effective upon the date of relocation. The Company will pay to the Developer $2000 one-time relocation fee.

                  4. The Company being the controlling shareholder of CryptoCom will issue to the Developer 2,000,000 (two million) common shares immediately upon formation of the CryptoCom. The Company will form CryptoCom no later then 30 days from the date of this Agreement.


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                  The Company expects from the Developer the honest and
objective assessment of the progress and the success of the development of the Product. In case the Developer feels that he is running into unexpected and/or non-resolvable difficulties which may result into the significant delay of the development or even preclude the Developer from finishing the Product or preclude the Product due to the presently unforeseen and unknown circumstances from been marketed, the Developer is obligated to inform and discuss such circumstances with the management of the Company.

                  5. The Developer agrees that any development, patent or other intellectual property related to the subject of this agreement will belong to CryptoCom. The Developer agrees not to disclose the invention to any person or entity unless the Board of Directors of the Company gives such privilege in writing. In case the Developer quits the Company before the Product is patented and successfully marketed the Developer agrees not to work on the invention of the Product for the period of 5 years.

                  6. This agreement will remain in force for one year. However either party to this agreement upon written notification can discontinue it provided the above provisions are met.

                  7. This Agreement does not preclude any other arrangements that might be made between the Company and the Developer in course of conducting mutual business.

                  8. This Agreement supersedes any and all prior written and oral agreements between the Company and the Developer.

                  9. This Agreement shall be governed by and construed under the laws of the District of Columbia.

                  10. This Agreement may be amended or modified only by a written agreement signed by the parties.

                  IN WITNESS WHEREOF, THE COMPANY and the Developer have executed this Agreement as of the date first above written.

The Developer:                                  COMPANY:

SIGNED BY DEVELOPER                              /s/ Don Hahnfeldt

                                                     Don Hahnfeldt
                                                     Its: President